CPI Card Group Inc. Reports Third Quarter and Year-to-Date 2020 Results

Date: November 3, 2020

Net Sales of $82.7 Million, Up 15% and 11% Year-over-Year in the Third Quarter and First Nine Months

Net Income of $5.8 Million, Up 984% and 425% Year-over-Year in the Third Quarter and First Nine Months

Adjusted EBITDA of $17.5 Million, Up 43% and 39% Year-over-Year in the Third Quarter and First Nine Months

Cash of $50 Million at Quarter End

Littleton, CO. November 3, 2020 -- CPI Card Group Inc. (OTCQX: PMTS; TSX: PMTS) (“CPI” or the “Company”) today reported financial results for the third quarter and nine months ended September 30, 2020.

“As we continue to navigate these unprecedented times, we are pleased with our strong third quarter performance,” said Scott Scheirman, President and Chief Executive Officer of CPI. “Our 15% top-line growth underscores the resilience of the business, our ability to capitalize on the dual interface card demand in the U.S. and the strong market for our innovative and differentiated products, including our eco-focused solutions. Operating margins also expanded significantly in the quarter, driven by operating leverage and ongoing efficiency initiatives. We continue to win new business with our existing customers, add new customers and pursue opportunities.”

Scheirman continued, “We remain steadfast and intensely focused on our strategies of deep customer focus, providing market-leading quality products and customer service, delivering innovative solutions and a market-competitive business model.”

Third Quarter and First Nine Months 2020 Financial Highlights

Net sales increased 15% and 11% year-over-year to $82.7 million and $228.0 million in the third quarter and first nine months of 2020, respectively. Gross profit increased 21% and 15% year-over-year in the third quarter and first nine months of 2020, respectively. Gross profit margins increased to 37.0% in the third quarter of 2020, compared to 35.4% in the prior year period, primarily due to higher net sales and operating leverage in the Debit and Credit segment. Gross profit margins increased to 34.8% from 33.7% in the first nine months of 2020 compared to the prior year.

Income from operations was $13.5 million and $26.0 million in the third quarter and first nine months of 2020, respectively, compared with $7.7 million and $21.1 million in the third quarter and first nine months of 2019, respectively. In the first nine months of 2019, the Company recognized a $6.0 million gain related to the cash settlement of litigation, which was included in income from operations.

Third quarter 2020 net income was $5.8 million, or $0.52 per diluted share, compared to a net loss of $0.7 million, or a $0.06 loss per diluted share, in the third quarter of 2019. For the first nine months, net income was $8.8 million, or $0.79 per diluted share, in 2020 compared to a net loss of $2.7 million, or a $0.24 loss per diluted share, in 2019.

Adjusted EBITDA increased 43% and 39% year-over-year to $17.5 million and $40.0 million in the third quarter and first nine months of 2020, respectively.

Third Quarter and First Nine Months 2020 Segment Information

Debit and Credit:

Net sales increased 22% and 19% year-over-year to $62.7 million and $180.9 million in the third quarter and first nine months of 2020, respectively. Growth for the third quarter and first nine months of 2020 was driven primarily by higher volumes of dual-interface EMV® card sales, including Second WaveTM cards featuring a core made with recovered ocean bound plastic. In addition, net sales increased from CPI On-Demand card personalization due to new customer wins and higher volumes from our existing customers, and from COVID-19 related government disbursement work. This growth was partially offset by COVID-19 impacts, including reduced volumes in card personalization stemming from fewer new accounts and requests for replacement cards. Card@Once® product sales were also impacted by COVID-19 due to reduced hours of operation, lack of access or closure of certain bank branches.

Prepaid Debit:

Net sales were up 1% and down 8% year-over-year to $20.6 million and $48.7 million for the third quarter and first nine months of 2020, respectively. Growth for the third quarter was primarily due to timing of certain customer sales, partially offset by reduced sales volumes primarily associated with COVID-19 impacts, including lower retail store traffic, which also impacted the decline in net sales for the first nine months of 2020.

Balance Sheet, Liquidity, and Cash Flow

As of September 30, 2020, cash and cash equivalents was $50.3 million. Cash used in operating activities was $1.8 million and capital expenditures were $1.7 million in the third quarter of 2020, yielding Adjusted Free Cash Flow use of $3.5 million. For the first nine months of 2020, cash provided by operating activities was $10.2 million and capital expenditures were $3.3 million, yielding Adjusted Free Cash Flow of $6.9 million. This compares with the first nine months of 2019 when cash used in operating activities was $3.0 million, or a $9.0 million cash usage when excluding the $6.0 million cash received from a litigation settlement, and capital expenditures were $3.3 million, resulting in Adjusted Free Cash Flow use of $12.3 million. For the first nine months of 2020, cash provided by operating activities and Adjusted Free Cash Flow increased $13.2 million and $19.2 million year-over-year, respectively.

Total long-term debt principal outstanding, comprised of the Company’s $30 million Senior Credit Facility and its $312.5 million First Lien Term Loan, was $342.5 million at September 30, 2020. Net of debt issuance costs and discount, total long-term debt was $335.8 million as of September 30, 2020. The Company’s Senior Credit Facility matures in May 2022 and the First Lien Term Loan matures in August 2022.

John Lowe, Chief Financial Officer, stated, “Top-line net sales growth and our commitment to operating efficiently resulted in strong year-over-year growth in Net Sales, Net Income, and Adjusted EBITDA. We are sharply focused on continuing to execute on our strategy and capitalizing on market opportunities.”

Additional Investor Commentary

The Company has provided additional written commentary regarding its quarterly performance and other business matters. This earnings press release and additional written commentary are available at investor.cpicardgroup.com.

EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; estimated sales tax expense (benefit); restructuring and other charges; loss on Revolving Credit Facility termination; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined computation in our First Lien Term Loan and Senior Credit Facility agreements, which generally conforms to the definition above, and impacts certain credit measures and covenants, including a covenant requiring the Company to have at least $25 million Adjusted EBITDA (as defined in our Senior Credit Facility) for the previous four consecutive fiscal quarters in total, at the end of each quarterly period ending on or after March 31, 2020. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA presented in this release, the measure as defined in our credit facilities may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as cash flow provided by (used in) operating activities - continuing operations, less capital expenditures from continuing operations, adjusted for cash received from a litigation settlement gain in the second quarter of 2019. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Adjusted Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities - continuing operations or any other measures of liquidity derived in accordance with GAAP.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization, and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this earnings release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook,” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply-chain, customer demand, workforce, operations and ability to comply with certain covenants in our credit facilities; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, and challenges to our income tax positions; the restrictive terms of our credit facilities and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security, including with respect to possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to so comply; interruptions in our operations, including our IT systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality, materials and process; a disruption or other failure in our supply chain; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; failure to meet the continued listing standards of the Toronto Stock Exchange or the rules of the OTCQX® Best Market; a continued decrease in the value of our common stock combined with our common stock no longer being traded on a United States national securities exchange, which may prevent investors or potential investors from investing or achieving a meaningful degree of liquidity; developing technologies that make our existing technology solutions and products obsolete or less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the Payment Card Industry (“PCI”) Security Standards Council security standards or other industry standards; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on, or slow-downs or interruptions in our ability to obtain, goods imported into the United States; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the controlling stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our largest stockholder; and other risks that are described in Part I, Item 1A – Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2020, Part II, Item 1A – Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and filed with the SEC on November 3, 2020, and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Unaudited for the three and nine months ended September 30, 2020 and 2019

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of September 30, 2020 and December 31, 2019

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2020 and 2019

Exhibit D	Segment Summary Information – Unaudited for the three and nine months ended September 30, 2020 and 2019

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2020 and 2019

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales:
Products	$43,462	$33,963	$125,040	$99,845
Services	39,240	37,718	103,009	105,603
Total net sales	82,702	71,681	228,049	205,448
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	27,490	22,182	79,780	65,769
Services (exclusive of depreciation and amortization shown below)	22,133	21,329	60,986	62,142
Depreciation and amortization	2,472	2,813	7,938	8,403
Total cost of sales	52,095	46,324	148,704	136,314
Gross profit	30,607	25,357	79,345	69,134
Operating expenses, net:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	15,617	16,104	48,893	49,541
Depreciation and amortization	1,508	1,513	4,498	4,539
Litigation settlement gain	—	—	—	(6,000)
Total operating expenses, net	17,125	17,617	53,391	48,080
Income from operations	13,482	7,740	25,954	21,054
Other expense, net:
Interest, net	(6,298)	(6,085)	(19,158)	(18,847)
Foreign currency gain (loss)	23	(40)	(10)	(1,320)
Other income (expense), net	4	14	(90)	25
Total other expense, net	(6,271)	(6,111)	(19,258)	(20,142)
Income from continuing operations before income taxes	7,211	1,629	6,696	912
Income tax (expense) benefit	(1,402)	(2,258)	2,178	(3,618)
Net income (loss) from continuing operations	5,809	(629)	8,874	(2,706)
Net (loss) income from discontinued operation, net of tax	—	(28)	(30)	(16)
Net income (loss)	$5,809	$(657)	$8,844	$(2,722)

Basic and Diluted net income (loss) per share from continuing operations:	$0.52	$(0.06)	$0.79	$(0.24)

Basic and Diluted net income (loss) per share:	$0.52	$(0.06)	$0.79	$(0.24)

Basic weighted-average shares outstanding:	11,230,028	11,223,715	11,228,116	11,187,550
Diluted weighted-average shares outstanding:	11,231,821	11,223,715	11,235,098	11,187,550

Comprehensive income (loss):
Net income (loss)	$5,809	$(657)	$8,844	$(2,722)
Currency translation adjustment	—	—	—	31
Reclassification adjustment to foreign currency loss	—	—	—	1,329
Total comprehensive income (loss)	$5,809	$(657)	$8,844	$(1,362)

Note: The Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 to 2020. Refer to Note 1 of the Form 10-Q for the quarter ended September 30, 2020 for an explanation of the immaterial prior period adjustments.

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	September 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$50,349	$18,682
Accounts receivable, net of allowances of $291 and $395, respectively	59,093	42,832
Inventories	20,166	20,192
Prepaid expenses and other current assets	4,267	6,345
Income taxes receivable	7,795	4,164
Total current assets	141,670	92,215
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	35,473	41,612
Intangible assets, net	27,355	30,802
Goodwill	47,150	47,150
Other assets	2,040	1,232
Total assets	$253,688	$213,011
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$17,223	$16,482
Accrued expenses	29,527	24,735
Deferred revenue and customer deposits	885	468
Total current liabilities	47,635	41,685
Long-term debt	335,759	307,778
Deferred income taxes	6,656	6,366
Other long-term liabilities	9,012	11,478
Total liabilities	399,062	367,307
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at September 30, 2020 and December 31, 2019	-	-
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,230,482 and 11,224,191 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	11	11
Capital deficiency	(111,910)	(111,988)
Accumulated loss	(33,475)	(42,319)
Total stockholders’ deficit	(145,374)	(154,296)
Total liabilities and stockholders’ deficit	$253,688	$213,011

EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net income (loss)	$8,844	$(2,722)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from discontinued operations	30	16
Depreciation and amortization expense	12,436	12,942
Stock-based compensation expense	84	316
Amortization of debt issuance costs and debt discount	2,503	1,469
Deferred income taxes	290	2,531
Reclassification adjustment to foreign currency loss	—	1,329
Other, net	1,345	(6)
Changes in operating assets and liabilities:
Accounts receivable	(16,165)	(2,605)
Inventories	(1,109)	(12,279)
Prepaid expenses and other assets	49	1,659
Income taxes receivable, net	(3,630)	331
Accounts payable	921	(358)
Accrued expenses	4,112	(5,167)
Deferred revenue and customer deposits	417	(472)
Other liabilities	81	17
Cash provided by (used in) operating activities - continuing operations	10,208	(2,999)
Cash used in operating activities - discontinued operations	(30)	(16)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(3,320)	(3,298)
Cash received for sale of Canadian subsidiary	—	1,451
Cash used in investing activities - continuing operations	(3,320)	(1,847)
Financing activities
Proceeds from Senior Credit Facility, net of discount	29,100	—
Debt issuance costs	(2,507)	—
Proceeds from Revolving Credit Facility	—	11,500
Payments on Revolving Credit Facility	—	(11,500)
Payments on finance lease obligations	(1,782)	(1,175)
Cash provided by (used in) financing activities	24,811	(1,175)
Effect of exchange rates on cash	(2)	36
Net increase (decrease) in cash and cash equivalents	31,667	(6,001)
Cash and cash equivalents, beginning of period	18,682	20,291
Cash and cash equivalents, end of period	$50,349	$14,290
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$17,454	$17,315
Income taxes	$946	$675
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$141	$8,533
Financing leases	$1,618	$5,196
Accounts payable, and accrued expenses for acquisitions of plant, equipment and leasehold improvements	$127	$159

EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Nine Months Ended September 30, 2020 and 2019
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended September 30,
	2020	2019	$ Change	% Change
Net sales by segment:
Debit and Credit	$62,710	$51,502	$11,208	21.8%
Prepaid Debit	20,604	20,452	152	0.7%
Eliminations	(612)	(273)	(339)	* %
Total	$82,702	$71,681	$11,021	15.4%

* Calculation not meaningful

	Nine Months Ended September 30,
	2020	2019	$ Change	% Change
Net sales by segment:
Debit and Credit	$180,855	$151,517	$29,338	19.4%
Prepaid Debit	48,680	53,162	(4,482)	(8.4)%
Other	—	1,679	(1,679)	(100.0)%
Eliminations	(1,486)	(910)	(576)	* %
Total	$228,049	$205,448	$22,601	11.0%

* Calculation not meaningful

Gross Profit
	Three Months Ended September 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$21,720	34.6%	$16,441	31.9%	$5,279	32.1%
Prepaid Debit	8,887	43.1%	8,916	43.6%	(29)	(0.3)%
Total	$30,607	37.0%	$25,357	35.4%	$5,250	20.7%

* Calculation not meaningful

	Nine Months Ended September 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$60,681	33.6%	$47,460	31.3%	$13,221	27.9%
Prepaid Debit	18,664	38.3%	21,771	41.0%	(3,107)	(14.3)%
Other	—	-%	(97)	* %	97	* %
Total	$79,345	34.8%	$69,134	33.7%	$10,211	14.8%

* Calculation not meaningful

Income from Operations
	Three Months Ended September 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$14,734	23.5%	$8,628	16.8%	$6,106	70.8%
Prepaid Debit	7,829	38.0%	7,815	38.2%	14	0.2%
Other	(9,081)	* %	(8,703)	* %	(378)	(4.3)%
Total	$13,482	16.3%	$7,740	10.8%	$5,742	74.2%

* Calculation not meaningful

	Nine Months Ended September 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$37,914	21.0%	$24,037	15.9%	$13,877	57.7%
Prepaid Debit	15,379	31.6%	18,505	34.8%	(3,126)	(16.9)%
Other	(27,339)	* %	(21,488)	* %	(5,851)	(27.2)%
Total	$25,954	11.4%	$21,054	10.2%	$4,900	23.3%
* Calculation not meaningful

EBITDA	Three Months Ended September 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$16,993	27.1%	$11,249	21.8%	$5,744	51.1%
Prepaid Debit	8,332	40.4%	8,342	40.8%	(10)	(0.1)%
Other	(7,836)	* %	(7,551)	* %	(285)	(3.8)%
Total	$17,489	21.1%	$12,040	16.8%	$5,449	45.3%

* Calculation not meaningful

	Nine Months Ended September 30,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$45,073	24.9%	$31,992	21.1%	$13,081	40.9%
Prepaid Debit	16,974	34.9%	20,001	37.6%	(3,027)	(15.1)%
Other	(23,757)	* %	(19,292)	* %	(4,465)	(23.1)%
Total	$38,290	16.8%	$32,701	15.9%	$5,589	17.1%
* Calculation not meaningful

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended September 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$14,734	$7,829	$(9,081)	$13,482
Depreciation and amortization	2,261	502	1,217	3,980
Other (expenses) income	(2)	1	28	27
EBITDA	$16,993	$8,332	$(7,836)	$17,489

	Three Months Ended September 30, 2019
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$8,628	$7,815	$(8,703)	$7,740
Depreciation and amortization	2,625	527	1,174	4,326
Other (expenses) income	(4)	—	(22)	(26)
EBITDA	$11,249	$8,342	$(7,551)	$12,040

	Nine Months Ended September 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$37,914	$15,379	$(27,339)	$25,954
Depreciation and amortization	7,207	1,599	3,630	12,436
Other (expenses) income	(48)	(4)	(48)	(100)
EBITDA	$45,073	$16,974	$(23,757)	$38,290

	Nine Months Ended September 30, 2019
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$24,037	18,505	(21,488)	21,054
Depreciation and amortization	7,966	1,515	3,461	12,942
Other (expenses) income	(11)	(19)	(1,265)	(1,295)
EBITDA	$31,992	$20,001	$(19,292)	$32,701

EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net income (loss) from continuing operations (GAAP) to EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations	$5,809	$(629)	$8,874	$(2,706)
Interest expense, net	6,298	6,085	19,158	18,847
Income tax expense (benefit)	1,402	2,258	(2,178)	3,618
Depreciation and amortization (2)	3,980	4,326	12,436	12,942
EBITDA	$17,489	$12,040	$38,290	$32,701

Adjustments to EBITDA:
Stock-based compensation expense	25	9	84	316
Litigation and related charges (1)	—	—	—	28
Sales tax expense (2)	—	168	293	396
Restructuring and other charges (3)	—	—	1,229	—
Loss on Revolving Credit Facility termination (4)	—	—	92	—
Litigation settlement gain (5)	—	—	—	(6,000)
Foreign currency (gain) loss (6)	(23)	40	10	1,320
Subtotal of adjustments to EBITDA	2	217	1,708	(3,940)
Adjusted EBITDA	$17,491	$12,257	$39,998	$28,761
Adjusted EBITDA margin (% of net sales)	21.1%	17.1%	17.5%	14.0%
Adjusted EBITDA growth (% Change 2020 vs. 2019)	42.7%		39.1%
Net income (% Change 2020 vs. 2019)	984.2%		424.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of cash (used in) provided by operating activities - continuing operations (GAAP) to Adjusted Free Cash Flow:
Cash (used in) provided by operating activities - continuing operations	$(1,838)	$(2,042)	$10,208	$(2,999)
Acquisitions of plant, equipment and leasehold improvements	(1,676)	(612)	(3,320)	(3,298)
Cash received from litigation settlement (5)	—	—	—	(6,000)
Adjusted free cash flow (use) - continuing operations	$(3,514)	$(2,654)	$6,888	$(12,297)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents net legal costs incurred with certain patent and shareholder litigation.
(2)	The Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 to 2020. Refer to Note 1 of the Form 10-Q for the quarter ended September 30, 2020 for an explanation of the immaterial prior period adjustments.
(3)	Represents restructuring severance charges in 2020.
(4)	The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.
(5)	During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.
(6)	Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company’s Canadian subsidiary during the first nine months of 2019.